Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of TransMontaigne Partners LLC, a Delaware limited liability company (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)	the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2025, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Chief Financial Officer May 6, 2014
/s/ Robert T. Fuller Robert T. Fuller Chief Financial Officer August 12, 2025